EXHIBIT 99.1

TOUCHSTONE SOFTWARE CORPORATION 1538 TURNPIKE STREET NORTH ANDOVER, MA 01845 TRADED: OTC BB: TSSW

AT THE COMPANY:
JASON K. RAZA
CEO AND PRESIDENT
(978) 686-6468

FOR IMMEDIATE RELEASE

TouchStone Software Corporation Acquires Suite of Windows ® Based Tools to Safely and Securely Enhance PC Performance

NORTH ANDOVER, MASSACHUSETTS—April 17, 2007— TouchStone Software Corporation (OTC BB: TSSW) today announced that it has acquired a suite of Windows® based tools that enables a user to enhance and maintain a PC. These tools include a utility to monitor and maintain the Windows® registry, a hard drive cleanup utility and a utility to modify and maintain the Windows® startup process. TouchStone’s extensive technical knowledge and experience in the PC BIOS area and its fast growing Internet based device driver update subscription service, Driver Agent, will enable TouchStone to quickly expand its product offerings, tap new sources of revenue and positively compliment its existing business.

The acquired suite of Windows® based tools include:

•	Registry Cleaner-Clean, repair and monitor the Windows® registry
•	Hard Drive Cleanup-Gets rid of all the unused clutter on a hard drive using proprietary technology
•	Startup Maintenance-Cleans up the PC by finding, identifying and managing known and hidden programs that run automatically at startup using a special proprietary four step process

The acquired technology enables TouchStone to expand its reach into the rapidly growing PC maintenance and support market by providing a suite of utilities to manage critical operating system functions, organize data on a hard drive and optimize the performance of a PC from boot up and while the PC is in operation. With this newly acquired technology, TouchStone plans to leverage its existing sales channels, including TouchStone’s vast network of Internet properties and engineering resources to rapidly and aggressively enter into these new markets during 2007. “We’re confident this acquisition will enable TouchStone to continue to rapidly grow its business and to positively enhance the continued profitability of the company,” stated Jason K. Raza, President and CEO. “Our internal research and experience indicates there is a growing need for PC users to safely and securely enhance their PC and insure peak performance of their PC at all times”.

TouchStone acquired the software technology for certain cash consideration, as well as the issuance of shares of TouchStone Software Corporation common stock. TouchStone expects to announce further information regarding the rollout of individual products related to this acquisition throughout 2007.

For additional product information, please contact TouchStone Software Corporation at 978-686-6468.

Disclosure Statements

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under "Factors Affecting Future Operating Results" in the company’s annual report on Form 10-K and such other risks detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Forward-Looking Statements

The foregoing contains forward-looking statements which include those regarding expected operating results for the second quarter and remainder of 2006. Actual results could vary perhaps materially and the expected results may not occur. Touchstone Software may not achieve its planned revenue realization rates; succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company's product or technical support offerings, or the company may not satisfactorily anticipate or meet its customers' needs or expectations. Actual results are also subject to a number of other factors, including macro and other economic conditions both in the U.S. and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Touchstone Software's filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2005 and its quarterly reports filed on Form 10-Q.

About Touchstone Software Corporation

TouchStone Software Corporation is a leading developer of innovative software designed to help people use complex technologies. The company’s products, which include BIOS Agent, BIOS Wizard and Driver Agent, are distributed worldwide via the Internet. TouchStone’s corporate headquarters are located at 1538 Turnpike Street, North Andover, MA 01845. Additional information on the Driver Agent service is available at www.driveragent.com and a one year subscription is $29.95. Additional information about TouchStone Software is available at www.touchstonesoftware.com.

NOTE: Touchstone Software, eSupport, Driver Agent are registered trademarks or trademarks of Touchstone Software Corporation and/or its affiliates.